EXHIBIT 99.1

First Financial Bancorp Reports Second Quarter 2014 Financial Results and Announces Regulatory Approval of The First Bexley Bank and Insight Bank Transactions

Cincinnati, Ohio - July 24, 2014 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the second quarter 2014.

Second quarter net income was $16.0 million and earnings per diluted common share were $0.28. This compares with first quarter net income of $15.1 million and earnings per diluted common share of $0.26 and second quarter 2013 net income of $15.8 million and earnings per diluted common share of $0.27.

▪	Continued solid quarterly performance

•	Quarterly results included several items which reduced pre-tax income by $0.5 million

•	Return on average assets of 0.99%; 1.01% as adjusted for the items noted below

•	Return on average tangible common equity of 10.73%; 10.94% as adjusted for the items noted below

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.39%

•	Tier 1 capital ratio of 14.34%

•	Total risk-based capital ratio of 15.59%

▪	Annualized total uncovered loan growth on a period-end and average basis of 5.4% and 11.6%, respectively
•Strong performance in specialty finance and residential mortgage lending
•Solid growth in traditional C&I / owner-occupied CRE and franchise lending

▪	Annualized total deposit growth on a period-end and average basis of 4.6% and 12.7%, respectively

•	Annualized transaction deposit growth on a period-end and average basis of 3.9% and 15.1%, respectively

▪	Quarterly net interest margin of 3.70%, a decline of 12 bps compared to the linked quarter

•	Covered loan balance decline negatively impacted margin by 7 bps

•	Uncovered loan growth and higher fee income contributed a 2 bp improvement to margin

•	Yield on investment portfolio declined 5 bps to 2.47%

•	Cost of interest-bearing deposits increased 2 bps to 38 bps

▪	Continued improvement in asset quality metrics

•	Total nonperforming assets declined $3.1 million, or 5.0%, and represent 0.89% of total assets compared to 0.95% for the linked quarter

•	Net charge-offs declined $0.9 million, or 47.8%, compared to the linked quarter and totaled 11 bps of average uncovered loans on an annualized basis

During the quarter, the Company incurred pre-tax acquisition-related expenses of $0.5 million. The Company also recognized a $0.2 million pre-tax gain related to the sale of a closed banking center, which was partially offset by $0.1 million of other costs associated with the execution of its efficiency initiatives during the period. In the aggregate, these items reduced pre-tax earnings by $0.5 million.

The board of directors has authorized a dividend of $0.15 per common share for the next regularly scheduled dividend, payable on October 1, 2014 to shareholders of record as of August 29, 2014.

First Financial did not repurchase shares under the previously announced share repurchase plan during the second quarter 2014 due to the Company's pending merger agreements and the increasingly active M&A environment industry-wide. The Company expects to continue the suspension of its share repurchase plan for the third quarter 2014.

Claude Davis, President and Chief Executive Officer, commented, “Our operating results for the quarter improved modestly as noninterest income recovered from the seasonal impact of the prior quarter and, combined with lower credit costs related to the uncovered loan portfolio, offset the impact of a decrease in net interest income driven primarily by the continued decline in covered loan balances.

“Loan production remained solid during the quarter as average uncovered loan balances increased $101.6 million, or 11.6% on an annualized basis, and end of period balances increased $48.5 million, or 5.4% on an annualized basis. The combination of an increase in payoffs and some anticipated late quarter production that slid into July impacted the quarter end balances. Our pipeline of commercial originations for the third quarter looks strong and our specialty finance pipeline was at an all-time high at the end of the second quarter with approximately half of the volume expected to close in July. Additionally, residential mortgage originations have rebounded with client receptivity to our portfolio product growing.

“Improvement in credit quality continued its strong trend as nonperforming loans declined $3.7 million, or 7.6%, compared to the linked quarter and are down almost 40% compared to June 30, 2013. We were especially pleased with our charge-off and recovery activity as net charge-offs dropped to 11 bps of average loan balances for the quarter and contributed to the decline in the provision for loan losses.

“And finally, we are extremely pleased to announce that we have received regulatory approval for The First Bexley Bank and Insight Bank transactions and are excited to formally launch the First Financial brand in the growth-oriented Columbus, Ohio market. Further, the integration process related to Guernsey Bancorp is well underway and we expect to close that transaction during the fourth quarter."

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NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the second quarter was $54.3 million as compared to $54.8 million for the first quarter 2014 and $58.1 million for the second quarter 2013. Compared to the linked quarter, total interest income decreased $0.3 million, or 0.4%, and total interest expense increased $0.3 million, or 6.1%. Net interest margin was 3.70% for the second quarter as compared to 3.82% for the first quarter 2014 and 4.02% for the second quarter 2013.

Interest income earned on loans decreased $0.3 million, or 0.5%, compared to the prior quarter. The decrease in interest income earned on loans was driven primarily by a decline of $46.9 million, or 10.8%, in average covered loan balances. Growth in average uncovered loan balances of $101.6 million, or 2.9% on a linked quarter basis, as well as modestly higher loan fees during the period helped to partially offset the impact on net interest income from covered loan activity during the quarter. The yield earned on the uncovered portfolio during the quarter was approximately 4.26%, an 8 bp decrease compared to the linked quarter.

Interest income earned from investment securities declined $0.1 million, or 0.9%, compared to the prior quarter as an increase in average balances of $3.6 million, or 0.2%, was offset by a decline in the yield earned on the portfolio of 5 bps to 2.47%.

The slight increase in total interest expense was due to an increase in deposit costs associated with deposit growth as well as changes in the composition of deposits during the period. Average time deposit balances increased $7.0 million, or 0.7%, with the portfolio's cost of funds increasing 4 bps compared to the linked quarter. Average savings deposits increased $68.6 million, or 4.2%, with the related cost of funds increasing 3 bps compared to the linked quarter. The cost of funds on total interest-bearing deposits increased 2 bp to 38 bps compared to the first quarter 2014. As a result of deposit growth during the period, average short-term borrowing balances declined $96.0 million, or 12.3%, while the related cost of funds was unchanged compared to the linked quarter.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended June 30, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered loan activity and other select items on the Company's reported balance.

Table I
	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

Total noninterest income	$16,337	$14,175	$13,043	$22,291	$11,615
Selected components of noninterest income
Accelerated discount on covered loans [1]	621	1,015	1,572	1,711	1,935
FDIC loss sharing income	1,108	(508)	(3,385)	5,555	(7,384)
Gain on sale of investment securities	—	50	—	—	188
Other items not expected to recur	—	—	—	—	442
Total noninterest income excluding items noted above	$14,608	$13,618	$14,856	$15,025	$16,434

[1] Net of the related valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the second quarter was $14.6 million compared to $13.6 million in the first quarter 2014 and $16.4 million in the second quarter 2013. The increase of $1.0 million compared to the linked quarter was driven by a rebound from seasonal and weather related declines experienced in service charges on deposit accounts and bankcard income during the first quarter as well as higher net gains on sales of residential mortgages and portfolio

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valuations related to client derivatives during the second quarter. This activity was partially offset by a decline in trust and wealth management fees during the second quarter.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended June 30, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered asset activity and other select items on the Company's reported balance.

Table II
	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

Total noninterest expense	$47,111	$47,842	$70,285	$48,801	$53,283
Selected components of noninterest expense
Loss (gain) - covered real estate owned	398	33	946	204	(2,212)
Loss sharing expense	1,465	1,569	1,495	1,724	1,578
Pension settlement charges	—	—	462	1,396	4,316
Expenses associated with efficiency initiative	(59)	350	1,450	1,051	1,518
FDIC indemnification asset valuation adjustment	—	—	22,417	—	—
Acquisition-related expenses	517	620	284	—	—
Other items not expected to recur	—	465	—	—	—
Total noninterest expense excluding items noted above	$44,790	$44,805	$43,231	$44,426	$48,083

FDIC loss share support [1]	$630	$862	$844	$841	$795

[1]  Represents direct expenses associated with credit management and loan administration related to covered assets as well as compliance with FDIC loss sharing agreements; included in total noninterest expense excluding the items noted above and comprised of several noninterest expense line items

Excluding the items highlighted in Table II, noninterest expense was $44.8 million in both the first and second quarters of 2014 and $48.1 million in the second quarter 2013. Noninterest expense, as adjusted in Table II above, was unchanged from the linked quarter as higher salaries and employee benefit costs and other expense were offset by lower net occupancy and professional service costs during the period. Acquisition-related expenses during the period included $0.3 million of professional services expenses, $0.1 million of marketing costs and $0.1 million of other miscellaneous expenses.

INCOME TAXES
For the second quarter, income tax expense was $8.0 million, resulting in an effective tax rate of 33.3%, compared with income tax expense of $7.1 million and an effective tax rate of 31.9% during the first quarter 2014 and income tax expense of $6.5 million and an effective tax rate of 29.0% during the second quarter 2013. The increase in the effective tax rate as compared to the linked quarter is primarily related to a first quarter adjustment to deferred tax liabilities resulting from a favorable change in state tax laws. While the effective tax rate may fluctuate from quarter to quarter due to tax jurisdiction changes and the level of tax-enhanced assets, the overall effective tax rate for the full year is expected to be in the range of approximately 32.0% - 34.0%.

4

CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of June 30, 2014 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

Total nonaccrual loans [1]	$32,418	$35,334	$37,605	$57,926	$62,011
Troubled debt restructurings - accruing	12,607	13,400	15,094	16,278	12,924
Total nonperforming loans	45,025	48,734	52,699	74,204	74,935
Total nonperforming assets	58,395	61,477	72,505	86,008	86,733
Nonperforming assets as a % of:
Period-end loans plus OREO	1.59%	1.70%	2.06%	2.50%	2.56%
Total assets	0.89%	0.95%	1.13%	1.38%	1.38%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	1.25%	1.33%	1.63%	2.03%	2.17%
Total assets	0.70%	0.74%	0.89%	1.12%	1.18%
Nonperforming loans as a % of total loans	1.23%	1.35%	1.5%	2.16%	2.22%
Provision for loan and lease losses - uncovered	$29	$1,159	$1,851	$1,413	$2,409
Allowance for uncovered loan & lease losses	$42,027	$43,023	$43,829	$45,514	$47,047
Allowance for loan & lease losses as a % of:
Total loans	1.15%	1.19%	1.25%	1.33%	1.39%
Nonaccrual loans	129.6%	121.8%	116.6%	78.6%	75.9%
Nonperforming loans	93.3%	88.3%	83.2%	61.3%	62.8%
Total net charge-offs	$1,025	$1,965	$3,536	$2,946	$3,668
Annualized net-charge-offs as a % of average
loans & leases	0.11%	0.23%	0.41%	0.34%	0.45%

[1] Includes nonaccrual troubled debt restructurings

Net Charge-offs
For the second quarter, net charge-offs totaled $1.0 million, a decline of $0.9 million, or 47.8%, compared to the linked quarter.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, decreased $2.9 million, or 8.3%, to $32.4 million as of June 30, 2014 from $35.3 million as of March 31, 2014. Contributing to the decline were four commercial and commercial real estate credits totaling $8.0 million in the aggregate that paid off during the period. This activity was partially offset by other activity during the period, including the addition of two commercial and three commercial real estate credits totaling $5.5 million in the aggregate.

Accruing troubled debt restructurings decreased $0.8 million, or 5.9%, to $12.6 million as of June 30, 2014 from $13.4 million as of March 31, 2014. This decline was primarily related to a $0.5 million commercial credit that paid off during the second quarter.

OREO increased $0.6 million, or 4.9%, to $13.4 million during the second quarter as $1.5 million of additions exceeded resolutions and valuation adjustments of $0.9 million. Additions during the second quarter included a $0.6 million residential property and a $0.3 million commercial property.

Classified assets increased $0.3 million, or 0.3%, to $103.8 million as of June 30, 2014 from $103.5 million as of March 31, 2014 but declined $26.0 million, or 20.1%, from $129.8 million as of June 30, 2013. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

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Delinquent Loans
As of June 30, 2014, loans 30-to-89 days past due totaled $5.7 million, or 0.16% of period-end loans, compared to $13.9 million, or 0.38%, as of March 31, 2014 and $13.4 million, or 0.40%, as of June 30, 2013. The $8.2 million, or 58.8%, decline during the second quarter was driven primarily by a $7.5 million decrease in delinquent commercial real estate loans during the period.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, excluding covered loans, as of June 30, 2014, March 31, 2014 and June 30, 2013.

Table IV
	As of
	June 30, 2014		March 31, 2014		June 30, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$1,143,693	31.2%	$1,118,057	30.9%	$940,420	27.8%
Real estate - construction	113,682	3.1%	87,996	2.4%	97,246	2.9%
Real estate - commercial	1,491,731	40.7%	1,513,891	41.9%	1,477,226	43.7%
Real estate - residential	372,601	10.2%	360,671	10.0%	343,016	10.1%
Installment	43,338	1.2%	44,911	1.2%	50,781	1.5%
Home equity	380,746	10.4%	374,427	10.4%	370,206	10.9%
Credit card	35,656	1.0%	34,458	1.0%	33,222	1.0%
Lease financing	81,212	2.2%	79,792	2.2%	70,011	2.1%
Total	$3,662,659	100.0%	$3,614,203	100.0%	$3,382,128	100.0%

Loans, excluding covered loans, totaled $3.7 billion as of June 30, 2014, increasing $48.5 million, or 5.4% on an annualized basis, compared to the linked quarter and $280.5 million, or 8.3%, compared to June 30, 2013. The increase relative to the linked quarter was driven by strong growth in specialty finance and residential mortgage balances as well as traditional C&I / owner-occupied commercial real estate and franchise finance during the period.

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INVESTMENTS
The following table presents a summary of the total investment portfolio at June 30, 2014.

Table V
	As of June 30, 2014
	Held-to-	Available-for-			Percent
(Dollars in thousands)	Maturity	Sale	Other	Total	of Portfolio

Debt obligations of the U.S. Government	$—	$20,734	$—	$20,734	1.1%
Debt obligations of U.S. Government Agency	18,308	9,552	—	27,860	1.5%
Residential Mortgage Backed Securities
Pass-through securities:
Agency fixed rate	80,232	101,413	—	181,645	9.9%
Agency adjustable rate	152,463	39,759	—	192,222	10.4%
Non-Agency fixed rate	—	9,287	—	9,287	0.5%
Collateralized mortgage obligations:
Agency fixed rate	341,497	266,679	—	608,176	33.0%
Agency variable rate	—	109,879	—	109,879	6.0%
Agency collateralized and insured municipal securities	78,812	111,328	—	190,140	10.3%
Commercial mortgage backed securities	222,280	115,448	—	337,728	18.3%
Municipal bond securities	1,115	1,391	—	2,506	0.1%
Corporate securities	4,795	56,019	—	60,814	3.3%
Asset-backed securities	—	47,996	—	47,996	2.6%
Regulatory stock	—	—	42,576	42,576	2.3%
Other	—	8,230	5,064	13,294	0.7%
	$899,502	$897,715	$47,640	$1,844,857	100.0%

The investment portfolio increased $43.9 million, or 2.4%, to $1.8 billion during the second quarter as $81.9 million of purchases were partially offset by amortizations and other portfolio reductions. As of June 30, 2014, the overall duration of the investment portfolio decreased to 3.9 years compared to 4.2 years as of March 31, 2014. The yield earned on the portfolio during the quarter decreased 5 bps to 2.47% from 2.52% for the linked quarter, driven by lower reinvestment rates and higher prepayment speeds on mortgage-related assets. Due primarily to improved asset pricing at quarter-end, the net unrealized loss included in accumulated other comprehensive loss related to the investment portfolio improved $6.5 million to $6.0 million as of June 30, 2014.

DEPOSITS
Non-time deposit balances totaled $3.9 billion as of June 30, 2014, increasing $37.7 million, or 1.0%, compared to the linked quarter. The average balance of non-time deposits totaled $4.0 billion as of June 30, 2014, increasing $144.3 million, or 3.8%, compared to the linked quarter due to a seasonal inflow of public fund deposits and, to a lesser extent, an increase in commercial transaction deposits.

Time deposit balances increased $17.1 million, or 1.8%, to $973.1 million as of June 30, 2014. Average time deposit balances totaled $960.4 million as of June 30, 2014, increasing $7.0 million, or 0.7%, compared to the linked quarter due to an increase in consumer balances.

The Company’s total cost of deposit funding, inclusive of noninterest-bearing balances, was 29 bps for the quarter, representing an increase of 1 bp compared to the prior quarter and 2 bps compared to the second quarter 2013.

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CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of June 30, 2014, March 31, 2014 and June 30, 2013.

Table VI
	As of
	June 30,	March 31,	June 30,
	2014	2014	2013

Leverage Ratio	9.99%	9.94%	10.12%
Tier 1 Capital Ratio	14.34%	14.42%	15.41%
Total Risk-Based Capital Ratio	15.59%	15.67%	16.68%
Ending tangible shareholders' equity
to ending tangible assets	9.39%	9.23%	9.62%
Ending tangible common shareholders'
equity to ending tangible assets	9.39%	9.23%	9.62%

Tangible book value per share	$10.49	$10.24	$10.29

Shareholders’ equity increased $14.5 million during the quarter due to net income for the quarter and a decline in the unrealized loss related to the investment portfolio, partially offset by declared dividends. The Company’s Tier I and total risk-based capital ratios declined during the quarter due primarily to an increase in risk-weighted assets resulting from uncovered loan growth. The Company’s tangible common equity ratio and leverage ratio increased during the quarter as the increase in tangible common equity outweighed the increase in tangible assets. Regulatory capital ratios as of June 30, 2014 are considered preliminary pending the filing of the Company’s regulatory reports.

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Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, July 25, 2014 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through August 11, 2014 at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10045038. The webcast will be archived on the Investor Relations section of the Company’s website through July 25, 2015.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2014, the Company had $6.5 billion in assets, $4.0 billion in loans, $4.9 billion in deposits and $706 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.5 billion in assets under management as of June 30, 2014. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 105 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Important Information for Investors and Shareholders
This communication does not constitute an offer of any securities for sale. This communication is being made in respect of the proposed transactions involving First Financial, The First Bexley Bank and Insight Bank. In connection with the proposed transactions, the Company filed with the SEC registration statements on Form S-4 that included proxy statements/prospectuses for the shareholders of First Bexley and Insight. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENTS/PROSPECTUSES AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL, FIRST BEXLEY AND INSIGHT AND THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors may also obtain these documents, without charge, from First Financial’s website at http://www.bankatfirst.com or by contacting First Financial’s investor relations department at (877) 322-9530.

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Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including the recently announced acquisitions of The First Bexley Bank, Insight Bank and Guernsey Bancorp; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Senior Vice President, Investor Relations and        Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5582
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

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Selected Financial Information
June 30, 2014
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013
RESULTS OF OPERATIONS
Net income	$15,953	$15,104	$3,785	$14,911	$15,829	$31,057	$29,653
Net earnings per share - basic	$0.28	$0.26	$0.07	$0.26	$0.28	$0.54	$0.52
Net earnings per share - diluted	$0.28	$0.26	$0.07	$0.26	$0.27	$0.54	$0.51
Dividends declared per share	$0.15	$0.15	$0.15	$0.27	$0.24	$0.30	$0.52

KEY FINANCIAL RATIOS
Return on average assets	0.99%	0.96%	0.24%	0.96%	1.01%	0.97%	0.94%
Return on average shareholders' equity	9.19%	8.95%	2.15%	8.53%	9.02%	9.07%	8.47%
Return on average tangible shareholders' equity	10.73%	10.49%	2.51%	10.00%	10.54%	10.61%	9.89%

Net interest margin	3.70%	3.82%	3.90%	3.91%	4.02%	3.76%	4.03%
Net interest margin (fully tax equivalent) (1)	3.76%	3.87%	3.94%	3.95%	4.06%	3.81%	4.07%

Ending shareholders' equity as a percent of ending assets	10.78%	10.64%	10.63%	11.07%	11.08%	10.78%	11.08%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.39%	9.23%	9.20%	9.60%	9.62%	9.39%	9.62%
Risk-weighted assets	13.56%	13.50%	13.59%	14.27%	14.50%	13.56%	14.50%

Average shareholders' equity as a percent of average assets	10.79%	10.69%	11.23%	11.19%	11.15%	10.74%	11.12%
Average tangible shareholders' equity as a percent of
average tangible assets	9.38%	9.27%	9.77%	9.71%	9.70%	9.33%	9.68%

Book value per share	$12.23	$11.98	$11.86	$11.99	$12.05	$12.23	$12.05
Tangible book value per share	$10.49	$10.24	$10.10	$10.24	$10.29	$10.49	$10.29

Tier 1 Ratio (2)	14.34%	14.42%	14.61%	15.26%	15.41%	14.34%	15.41%
Total Capital Ratio (2)	15.59%	15.67%	15.88%	16.53%	16.68%	15.59%	16.68%
Leverage Ratio (2)	9.99%	9.94%	10.11%	10.29%	10.12%	9.99%	10.12%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,637,458	$3,532,311	$3,450,069	$3,410,102	$3,313,731	$3,585,175	$3,260,054
Covered loans and FDIC indemnification asset	421,603	478,326	568,385	655,654	758,875	449,808	799,308
Investment securities	1,811,175	1,807,571	1,654,374	1,589,666	1,705,219	1,809,383	1,771,632
Interest-bearing deposits with other banks	10,697	2,922	4,906	4,010	13,890	6,831	8,503
Total earning assets	$5,880,933	$5,821,130	$5,677,734	$5,659,432	$5,791,715	$5,851,197	$5,839,497
Total assets	$6,454,252	$6,399,235	$6,232,971	$6,193,722	$6,310,602	$6,426,895	$6,350,604
Noninterest-bearing deposits	$1,110,697	$1,096,509	$1,129,097	$1,072,259	$1,063,102	$1,103,642	$1,056,559
Interest-bearing deposits	3,832,295	3,695,177	3,720,809	3,654,311	3,792,891	3,764,115	3,789,167
Total deposits	$4,942,992	$4,791,686	$4,849,906	$4,726,570	$4,855,993	$4,867,757	$4,845,726
Borrowings	$745,990	$842,479	$583,522	$667,706	$644,058	$793,968	$689,441
Shareholders' equity	$696,609	$684,332	$700,063	$693,158	$703,804	$690,504	$706,319

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.15%	1.19%	1.25%	1.33%	1.39%	1.15%	1.39%
Allowance to nonaccrual loans	129.64%	121.76%	116.55%	78.57%	75.87%	129.64%	75.87%
Allowance to nonperforming loans	93.34%	88.28%	83.17%	61.34%	62.78%	93.34%	62.78%
Nonperforming loans to total loans	1.23%	1.35%	1.50%	2.16%	2.22%	1.23%	2.22%
Nonperforming assets to ending loans, plus OREO	1.59%	1.70%	2.06%	2.50%	2.56%	1.59%	2.56%
Nonperforming assets to total assets	0.89%	0.95%	1.13%	1.38%	1.38%	0.89%	1.38%
Net charge-offs to average loans (annualized)	0.11%	0.23%	0.41%	0.34%	0.45%	0.17%	0.38%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) June 30, 2014 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Six months ended,
	Jun. 30,			Jun. 30,
	2014	2013	% Change	2014	2013	% Change
Interest income
Loans, including fees	$48,877	$55,022	(11.2)%	$98,024	$111,047	(11.7)%
Investment securities
Taxable	10,355	8,295	24.8%	20,792	16,671	24.7%
Tax-exempt	796	560	42.1%	1,606	1,140	40.9%
Total investment securities interest	11,151	8,855	25.9%	22,398	17,811	25.8%
Other earning assets	(1,301)	(1,556)	(16.4)%	(2,707)	(3,028)	(10.6)%
Total interest income	58,727	62,321	(5.8)%	117,715	125,830	(6.4)%

Interest expense
Deposits	3,606	3,284	9.8%	6,922	7,144	(3.1)%
Short-term borrowings	292	305	(4.3)%	621	634	(2.1)%
Long-term borrowings	525	654	(19.7)%	1,049	1,308	(19.8)%
Total interest expense	4,423	4,243	4.2%	8,592	9,086	(5.4)%
Net interest income	54,304	58,078	(6.5)%	109,123	116,744	(6.5)%
Provision for loan and lease losses - uncovered	29	2,409	(98.8)%	1,188	5,450	(78.2)%
Provision for loan and lease losses - covered	(413)	(8,283)	(95.0)%	(2,605)	759	(443.2)%
Net interest income after provision for loan and lease losses	54,688	63,952	(14.5)%	110,540	110,535	0.0%

Noninterest income
Service charges on deposit accounts	5,137	5,205	(1.3)%	9,909	9,922	(0.1)%
Trust and wealth management fees	3,305	3,497	(5.5)%	7,051	7,447	(5.3)%
Bankcard income	2,809	3,145	(10.7)%	5,242	5,578	(6.0)%
Net gains from sales of loans	737	1,089	(32.3)%	1,133	1,795	(36.9)%
Gain on sale of investment securities	0	188	(100.0)%	50	1,724	(97.1)%
FDIC loss sharing income	1,108	(7,384)	115.0%	600	1,550	(61.3)%
Accelerated discount on covered loans	621	1,935	(67.9)%	1,636	3,870	(57.7)%
Other	2,620	3,940	(33.5)%	4,891	6,427	(23.9)%
Total noninterest income	16,337	11,615	40.7%	30,512	38,313	(20.4)%

Noninterest expenses
Salaries and employee benefits	25,615	26,216	(2.3)%	50,876	53,545	(5.0)%
Pension settlement charges	0	4,316	(100.0)%	0	4,316	(100.0)%
Net occupancy	4,505	5,384	(16.3)%	9,804	11,549	(15.1)%
Furniture and equipment	1,983	2,250	(11.9)%	4,060	4,621	(12.1)%
Data processing	2,770	2,559	8.2%	5,628	5,028	11.9%
Marketing	830	1,182	(29.8)%	1,616	2,079	(22.3)%
Communication	562	781	(28.0)%	1,185	1,614	(26.6)%
Professional services	1,449	1,764	(17.9)%	3,173	3,567	(11.0)%
State intangible tax	644	1,004	(35.9)%	1,288	2,018	(36.2)%
FDIC assessments	1,074	1,148	(6.4)%	2,208	2,273	(2.9)%
Loss (gain) - other real estate owned	313	216	44.9%	731	718	1.8%
Loss (gain) - covered other real estate owned	398	(2,212)	118.0%	431	(2,369)	118.2%
Loss sharing expense	1,465	1,578	(7.2)%	3,034	3,864	(21.5)%
Other	5,503	7,097	(22.5)%	10,919	13,566	(19.5)%
Total noninterest expenses	47,111	53,283	(11.6)%	94,953	106,389	(10.7)%
Income before income taxes	23,914	22,284	7.3%	46,099	42,459	8.6%
Income tax expense	7,961	6,455	23.3%	15,042	12,806	17.5%
Net income	$15,953	$15,829	0.8%	$31,057	$29,653	4.7%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.28		$0.54	$0.52
Net earnings per share - diluted	$0.28	$0.27		$0.54	$0.51
Dividends declared per share	$0.15	$0.24		$0.30	$0.52

Return on average assets	0.99%	1.01%		0.97%	0.94%
Return on average shareholders' equity	9.19%	9.02%		9.07%	8.47%

Interest income	$58,727	$62,321	(5.8)%	$117,715	$125,830	(6.4)%
Tax equivalent adjustment	758	514	47.5%	1,460	991	47.3%
Interest income - tax equivalent	59,485	62,835	(5.3)%	119,175	126,821	(6.0)%
Interest expense	4,423	4,243	4.2%	8,592	9,086	(5.4)%
Net interest income - tax equivalent	$55,062	$58,592	(6.0)%	$110,583	$117,735	(6.1)%

Net interest margin	3.70%	4.02%		3.76%	4.03%
Net interest margin (fully tax equivalent) (1)	3.76%	4.06%		3.81%	4.07%

Full-time equivalent employees	1,296	1,338

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2014
	Second	First		% Change
	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$48,877	$49,147	$98,024	(0.5)%
Investment securities
Taxable	10,355	10,437	20,792	(0.8)%
Tax-exempt	796	810	1,606	(1.7)%
Total investment securities interest	11,151	11,247	22,398	(0.9)%
Other earning assets	(1,301)	(1,406)	(2,707)	(7.5)%
Total interest income	58,727	58,988	117,715	(0.4)%

Interest expense
Deposits	3,606	3,316	6,922	8.7%
Short-term borrowings	292	329	621	(11.2)%
Long-term borrowings	525	524	1,049	0.2%
Total interest expense	4,423	4,169	8,592	6.1%
Net interest income	54,304	54,819	109,123	(0.9)%
Provision for loan and lease losses - uncovered	29	1,159	1,188	(97.5)%
Provision for loan and lease losses - covered	(413)	(2,192)	(2,605)	(81.2)%
Net interest income after provision for loan and lease losses	54,688	55,852	110,540	(2.1)%

Noninterest income
Service charges on deposit accounts	5,137	4,772	9,909	7.6%
Trust and wealth management fees	3,305	3,746	7,051	(11.8)%
Bankcard income	2,809	2,433	5,242	15.5%
Net gains from sales of loans	737	396	1,133	86.1%
Gain on sale of investment securities	0	50	50	(100.0)%
FDIC loss sharing income	1,108	(508)	600	318.1%
Accelerated discount on covered loans	621	1,015	1,636	(38.8)%
Other	2,620	2,271	4,891	15.4%
Total noninterest income	16,337	14,175	30,512	15.3%

Noninterest expenses
Salaries and employee benefits	25,615	25,261	50,876	1.4%
Net occupancy	4,505	5,299	9,804	(15.0)%
Furniture and equipment	1,983	2,077	4,060	(4.5)%
Data processing	2,770	2,858	5,628	(3.1)%
Marketing	830	786	1,616	5.6%
Communication	562	623	1,185	(9.8)%
Professional services	1,449	1,724	3,173	(16.0)%
State intangible tax	644	644	1,288	0.0%
FDIC assessments	1,074	1,134	2,208	(5.3)%
Loss (gain) - other real estate owned	313	418	731	(25.1)%
Loss (gain) - covered other real estate owned	398	33	431	1,106.1%
Loss sharing expense	1,465	1,569	3,034	(6.6)%
Other	5,503	5,416	10,919	1.6%
Total noninterest expenses	47,111	47,842	94,953	(1.5)%
Income before income taxes	23,914	22,185	46,099	7.8%
Income tax expense	7,961	7,081	15,042	12.4%
Net income	$15,953	$15,104	$31,057	5.6%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.26	$0.54
Net earnings per share - diluted	$0.28	$0.26	$0.54
Dividends declared per share	$0.15	$0.15	$0.30

Return on average assets	0.99%	0.96%	0.97%
Return on average shareholders' equity	9.19%	8.95%	9.07%

Interest income	$58,727	$58,988	$117,715	(0.4)%
Tax equivalent adjustment	758	702	1,460	8.0%
Interest income - tax equivalent	59,485	59,690	119,175	(0.3)%
Interest expense	4,423	4,169	8,592	6.1%
Net interest income - tax equivalent	$55,062	$55,521	$110,583	(0.8)%

Net interest margin	3.70%	3.82%	3.76%
Net interest margin (fully tax equivalent) (1)	3.76%	3.87%	3.81%

Full-time equivalent employees	1,296	1,286

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2013
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$52,351	$52,908	$55,022	$56,025	$216,306
Investment securities
Taxable	9,209	8,267	8,295	8,376	34,147
Tax-exempt	719	541	560	580	2,400
Total investment securities interest	9,928	8,808	8,855	8,956	36,547
Other earning assets	(2,432)	(2,185)	(1,556)	(1,472)	(7,645)
Total interest income	59,847	59,531	62,321	63,509	245,208

Interest expense
Deposits	3,247	2,856	3,284	3,860	13,247
Short-term borrowings	257	286	305	329	1,177
Long-term borrowings	539	617	654	654	2,464
Total interest expense	4,043	3,759	4,243	4,843	16,888
Net interest income	55,804	55,772	58,078	58,666	228,320
Provision for loan and lease losses - uncovered	1,851	1,413	2,409	3,041	8,714
Provision for loan and lease losses - covered	(5,857)	5,293	(8,283)	9,042	195
Net interest income after provision for loan and lease losses	59,810	49,066	63,952	46,583	219,411

Noninterest income
Service charges on deposit accounts	5,226	5,447	5,205	4,717	20,595
Trust and wealth management fees	3,506	3,366	3,497	3,950	14,319
Bankcard income	2,699	2,637	3,145	2,433	10,914
Net gains from sales of loans	604	751	1,089	706	3,150
Gain on sale of investment securities	0	0	188	1,536	1,724
FDIC loss sharing income	(3,385)	5,555	(7,384)	8,934	3,720
Accelerated discount on covered loans	1,572	1,711	1,935	1,935	7,153
Other	2,821	2,824	3,940	2,487	12,072
Total noninterest income	13,043	22,291	11,615	26,698	73,647

Noninterest expenses
Salaries and employee benefits	24,023	23,834	26,216	27,329	101,402
Pension settlement charges	462	1,396	4,316	0	6,174
Net occupancy	4,557	5,101	5,384	6,165	21,207
Furniture and equipment	2,136	2,213	2,250	2,371	8,970
Data processing	2,617	2,584	2,559	2,469	10,229
Marketing	999	1,192	1,182	897	4,270
Communication	728	865	781	833	3,207
Professional services	1,781	1,528	1,764	1,803	6,876
State intangible tax	901	1,010	1,004	1,014	3,929
FDIC assessments	1,121	1,107	1,148	1,125	4,501
Loss (gain) - other real estate owned	348	184	216	502	1,250
Loss (gain) - covered other real estate owned	946	204	(2,212)	(157)	(1,219)
Loss sharing expense	1,495	1,724	1,578	2,286	7,083
FDIC indemnification impairment	22,417	0	0	0	22,417
Other	5,754	5,859	7,097	6,469	25,179
Total noninterest expenses	70,285	48,801	53,283	53,106	225,475
Income before income taxes	2,568	22,556	22,284	20,175	67,583
Income tax expense	(1,217)	7,645	6,455	6,351	19,234
Net income	$3,785	$14,911	$15,829	$13,824	$48,349

ADDITIONAL DATA
Net earnings per share - basic	$0.07	$0.26	$0.28	$0.24	$0.84
Net earnings per share - diluted	$0.07	$0.26	$0.27	$0.24	$0.83
Dividends declared per share	$0.15	$0.27	$0.24	$0.28	$0.94

Return on average assets	0.24%	0.96%	1.01%	0.88%	0.77%
Return on average shareholders' equity	2.15%	8.53%	9.02%	7.91%	6.89%

Interest income	$59,847	$59,531	$62,321	$63,509	$245,208
Tax equivalent adjustment	635	516	514	477	2,142
Interest income - tax equivalent	60,482	60,047	62,835	63,986	247,350
Interest expense	4,043	3,759	4,243	4,843	16,888
Net interest income - tax equivalent	$56,439	$56,288	$58,592	$59,143	$230,462

Net interest margin	3.90%	3.91%	4.02%	4.04%	3.97%
Net interest margin (fully tax equivalent) (1)	3.94%	3.95%	4.06%	4.07%	4.01%

Full-time equivalent employees	1,306	1,292	1,338	1,385

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	% Change	% Change
	2014	2014	2013	2013	2013	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$123,160	$161,515	$117,620	$177,698	$114,745	(23.7)%	7.3%
Interest-bearing deposits with other banks	39,237	9,681	25,830	10,414	2,671	305.3%	1,369.0%
Investment securities available-for-sale	897,715	862,526	913,601	854,747	884,694	4.1%	1.5%
Investment securities held-to-maturity	899,502	890,806	837,272	669,093	670,246	1.0%	34.2%
Other investments	47,640	47,659	47,427	75,945	75,645	0.0%	(37.0)%
Loans held for sale	13,108	6,171	8,114	10,704	18,650	112.4%	(29.7)%
Loans
Commercial	1,143,693	1,118,057	1,035,668	960,016	940,420	2.3%	21.6%
Real estate - construction	113,682	87,996	80,741	90,089	97,246	29.2%	16.9%
Real estate - commercial	1,491,731	1,513,891	1,496,987	1,493,969	1,477,226	(1.5)%	1.0%
Real estate - residential	372,601	360,671	352,931	352,830	343,016	3.3%	8.6%
Installment	43,338	44,911	47,133	49,273	50,781	(3.5)%	(14.7)%
Home equity	380,746	374,427	376,454	373,839	370,206	1.7%	2.8%
Credit card	35,656	34,458	35,592	34,285	33,222	3.5%	7.3%
Lease financing	81,212	79,792	80,135	76,615	70,011	1.8%	16.0%
Total loans, excluding covered loans	3,662,659	3,614,203	3,505,641	3,430,916	3,382,128	1.3%	8.3%
Less
Allowance for loan and lease losses	42,027	43,023	43,829	45,514	47,047	(2.3)%	(10.7)%
Net loans - uncovered	3,620,632	3,571,180	3,461,812	3,385,402	3,335,081	1.4%	8.6%
Covered loans	365,603	409,405	457,873	518,524	622,265	(10.7)%	(41.2)%
Less
Allowance for loan and lease losses	12,425	10,573	18,901	23,259	32,961	17.5%	(62.3)%
Net loans - covered	353,178	398,832	438,972	495,265	589,304	(11.4)%	(40.1)%
Net loans	3,973,810	3,970,012	3,900,784	3,880,667	3,924,385	0.1%	1.3%
Premises and equipment	133,418	135,105	137,110	139,125	142,675	(1.2)%	(6.5)%
Goodwill	95,050	95,050	95,050	95,050	95,050	0.0%	0.0%
Other intangibles	5,344	5,566	5,924	6,249	6,620	(4.0)%	(19.3)%
FDIC indemnification asset	30,420	39,003	45,091	78,132	88,966	(22.0)%	(65.8)%
Accrued interest and other assets	287,340	275,995	283,390	255,617	250,228	4.1%	14.8%
Total Assets	$6,545,744	$6,499,089	$6,417,213	$6,253,441	$6,274,575	0.7%	4.3%

LIABILITIES
Deposits
Interest-bearing demand	$1,105,031	$1,102,029	$1,125,723	$1,068,067	$1,131,466	0.3%	(2.3)%
Savings	1,656,798	1,639,495	1,612,005	1,593,895	1,601,122	1.1%	3.5%
Time	973,100	956,049	952,327	926,029	978,680	1.8%	(0.6)%
Total interest-bearing deposits	3,734,929	3,697,573	3,690,055	3,587,991	3,711,268	1.0%	0.6%
Noninterest-bearing	1,140,198	1,122,816	1,147,452	1,141,016	1,059,368	1.5%	7.6%
Total deposits	4,875,127	4,820,389	4,837,507	4,729,007	4,770,636	1.1%	2.2%
Federal funds purchased and securities sold
under agreements to repurchase	128,013	112,293	94,749	105,472	114,030	14.0%	12.3%
FHLB short-term borrowings	686,300	722,800	654,000	518,200	505,900	(5.0)%	35.7%
Total short-term borrowings	814,313	835,093	748,749	623,672	619,930	(2.5)%	31.4%
Long-term debt	59,693	60,163	60,780	61,088	73,957	(0.8)%	(19.3)%
Total borrowed funds	874,006	895,256	809,529	684,760	693,887	(2.4)%	26.0%
Accrued interest and other liabilities	90,780	92,097	88,016	147,635	114,600	(1.4)%	(20.8)%
Total Liabilities	5,839,913	5,807,742	5,735,052	5,561,402	5,579,123	0.6%	4.7%

SHAREHOLDERS' EQUITY
Common stock	574,206	573,243	577,076	577,429	576,641	0.2%	(0.4)%
Retained earnings	337,971	330,672	324,192	328,993	329,633	2.2%	2.5%
Accumulated other comprehensive loss	(21,569)	(27,648)	(31,281)	(29,294)	(25,645)	(22.0)%	(15.9)%
Treasury stock, at cost	(184,777)	(184,920)	(187,826)	(185,089)	(185,177)	(0.1)%	(0.2)%
Total Shareholders' Equity	705,831	691,347	682,161	692,039	695,452	2.1%	1.5%
Total Liabilities and Shareholders' Equity	$6,545,744	$6,499,089	$6,417,213	$6,253,441	$6,274,575	0.7%	4.3%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013
ASSETS
Cash and due from banks	$118,947	$123,583	$110,246	$120,154	$119,909	$121,252	$115,777
Interest-bearing deposits with other banks	10,697	2,922	4,906	4,010	13,890	6,831	8,503
Investment securities	1,811,175	1,807,571	1,654,374	1,589,666	1,705,219	1,809,383	1,771,632
Loans held for sale	8,464	4,924	7,990	13,349	19,722	6,704	20,405
Loans
Commercial	1,117,483	1,062,225	986,438	937,939	904,029	1,090,006	883,840
Real estate - construction	97,052	83,095	79,194	93,103	93,813	90,112	87,527
Real estate - commercial	1,511,769	1,491,569	1,489,858	1,488,047	1,445,626	1,501,725	1,428,791
Real estate - residential	365,118	355,593	351,929	347,110	334,652	360,382	329,240
Installment	43,786	45,642	47,733	50,130	52,313	44,709	53,492
Home equity	378,010	374,503	374,919	371,072	367,408	376,266	366,493
Credit card	35,321	34,663	35,673	34,176	33,785	34,994	33,544
Lease financing	80,455	80,097	76,335	75,176	62,383	80,277	56,722
Total loans, excluding covered loans	3,628,994	3,527,387	3,442,079	3,396,753	3,294,009	3,578,471	3,239,649
Less
Allowance for loan and lease losses	43,559	44,273	46,531	49,451	50,172	43,914	49,792
Net loans - uncovered	3,585,435	3,483,114	3,395,548	3,347,302	3,243,837	3,534,557	3,189,857
Covered loans	387,616	434,527	490,072	573,243	653,892	410,942	689,173
Less
Allowance for loan and lease losses	11,590	17,629	21,733	31,208	41,861	14,593	43,971
Net loans - covered	376,026	416,898	468,339	542,035	612,031	396,349	645,202
Net loans	3,961,461	3,900,012	3,863,887	3,889,337	3,855,868	3,930,906	3,835,059
Premises and equipment	134,522	136,624	138,644	141,498	144,759	135,567	146,050
Goodwill	95,050	95,050	95,050	95,050	95,050	95,050	95,050
Other intangibles	5,445	5,723	6,075	6,428	6,831	5,583	7,087
FDIC indemnification asset	33,987	43,799	78,313	82,411	104,983	38,866	110,135
Accrued interest and other assets	274,504	279,027	273,486	251,819	244,371	276,753	240,906
Total Assets	$6,454,252	$6,399,235	$6,232,971	$6,193,722	$6,310,602	$6,426,895	$6,350,604

LIABILITIES
Deposits
Interest-bearing demand	$1,169,350	$1,107,844	$1,150,275	$1,098,524	$1,141,767	$1,138,767	$1,127,296
Savings	1,702,521	1,633,910	1,637,657	1,608,351	1,639,834	1,668,405	1,629,096
Time	960,424	953,423	932,877	947,436	1,011,290	956,943	1,032,775
Total interest-bearing deposits	3,832,295	3,695,177	3,720,809	3,654,311	3,792,891	3,764,115	3,789,167
Noninterest-bearing	1,110,697	1,096,509	1,129,097	1,072,259	1,063,102	1,103,642	1,056,559
Total deposits	4,942,992	4,791,686	4,849,906	4,726,570	4,855,993	4,867,757	4,845,726
Federal funds purchased and securities sold
under agreements to repurchase	123,682	110,533	107,738	114,505	105,299	117,144	119,923
FHLB short-term borrowings	562,466	671,579	414,892	483,937	464,630	616,721	495,085
Total short-term borrowings	686,148	782,112	522,630	598,442	569,929	733,865	615,008
Long-term debt	59,842	60,367	60,892	69,264	74,129	60,103	74,433
Total borrowed funds	745,990	842,479	583,522	667,706	644,058	793,968	689,441
Accrued interest and other liabilities	68,661	80,738	99,480	106,288	106,747	74,666	109,118
Total Liabilities	5,757,643	5,714,903	5,532,908	5,500,564	5,606,798	5,736,391	5,644,285

SHAREHOLDERS' EQUITY
Common stock	573,716	575,828	577,851	576,953	576,391	574,766	577,416
Retained earnings	332,944	324,875	337,034	329,518	329,795	328,932	330,334
Accumulated other comprehensive loss	(25,189)	(29,251)	(28,380)	(28,232)	(19,204)	(27,209)	(19,389)
Treasury stock, at cost	(184,862)	(187,120)	(186,442)	(185,081)	(183,178)	(185,985)	(182,042)
Total Shareholders' Equity	696,609	684,332	700,063	693,158	703,804	690,504	706,319
Total Liabilities and Shareholders' Equity	$6,454,252	$6,399,235	$6,232,971	$6,193,722	$6,310,602	$6,426,895	$6,350,604

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Jun. 30, 2014		Mar. 31, 2014		Jun. 30, 2013		Jun. 30, 2014		Jun. 30, 2013
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investments:
Investment securities	$1,811,175	2.47%	$1,807,571	2.52%	$1,705,219	2.08%	$1,809,383	2.50%	$1,771,632	2.03%
Interest-bearing deposits with other banks	10,697	0.45%	2,922	1.39%	13,890	0.32%	6,831	0.65%	8,503	0.36%
Gross loans (2)	4,059,061	4.70%	4,010,637	4.83%	4,072,606	5.26%	4,034,983	4.76%	4,059,362	5.37%
Total earning assets	5,880,933	4.01%	5,821,130	4.11%	5,791,715	4.32%	5,851,197	4.06%	5,839,497	4.35%

Nonearning assets
Allowance for loan and lease losses	(55,149)		(61,902)		(92,033)		(58,507)		(93,763)
Cash and due from banks	118,947		123,583		119,909		121,252		115,777
Accrued interest and other assets	509,521		516,424		491,011		512,953		489,093
Total assets	$6,454,252		$6,399,235		$6,310,602		$6,426,895		$6,350,604

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,169,350	0.11%	$1,107,844	0.12%	$1,141,767	0.09%	$1,138,767	0.11%	$1,127,296	0.10%
Savings	1,702,521	0.23%	1,633,910	0.20%	1,639,834	0.10%	1,668,405	0.21%	1,629,096	0.10%
Time	960,424	0.98%	953,423	0.94%	1,011,290	1.04%	956,943	0.96%	1,032,775	1.12%
Total interest-bearing deposits	3,832,295	0.38%	3,695,177	0.36%	3,792,891	0.35%	3,764,115	0.37%	3,789,167	0.38%
Borrowed funds
Short-term borrowings	686,148	0.17%	782,112	0.17%	569,929	0.21%	733,865	0.17%	615,008	0.21%
Long-term debt	59,842	3.52%	60,367	3.52%	74,129	3.54%	60,103	3.52%	74,433	3.54%
Total borrowed funds	745,990	0.44%	842,479	0.41%	644,058	0.60%	793,968	0.42%	689,441	0.57%
Total interest-bearing liabilities	4,578,285	0.39%	4,537,656	0.37%	4,436,949	0.38%	4,558,083	0.38%	4,478,608	0.41%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,110,697		1,096,509		1,063,102		1,103,642		1,056,559
Other liabilities	68,661		80,738		106,747		74,666		109,118
Shareholders' equity	696,609		684,332		703,804		690,504		706,319
Total liabilities & shareholders' equity	$6,454,252		$6,399,235		$6,310,602		$6,426,895		$6,350,604

Net interest income (1)	$54,304		$54,819		$58,078		$109,123		$116,744
Net interest spread (1)		3.62%		3.74%		3.94%		3.68%		3.94%
Net interest margin (1)		3.70%		3.82%		4.02%		3.76%		4.03%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(240)	$144	$(96)	$1,644	$652	$2,296	$4,120	$467	$4,587
Interest-bearing deposits with other banks	(7)	9	2	5	(4)	1	12	(5)	7
Gross loans (2)	(1,251)	1,084	(167)	(5,732)	(159)	(5,891)	(12,133)	(576)	(12,709)
Total earning assets	(1,498)	1,237	(261)	(4,083)	489	(3,594)	(8,001)	(114)	(8,115)

Interest-bearing liabilities
Total interest-bearing deposits	$123	$167	$290	$285	$37	$322	$(176)	$(46)	$(222)
Borrowed funds
Short-term borrowings	0	(37)	(37)	(62)	49	(13)	(114)	101	(13)
Long-term debt	0	1	1	(4)	(125)	(129)	(9)	(250)	(259)
Total borrowed funds	0	(36)	(36)	(66)	(76)	(142)	(123)	(149)	(272)
Total interest-bearing liabilities	123	131	254	219	(39)	180	(299)	(195)	(494)
Net interest income (1)	$(1,621)	$1,106	$(515)	$(4,302)	$528	$(3,774)	$(7,702)	$81	$(7,621)

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$43,023	$43,829	$45,514	$47,047	$48,306	$43,829	$47,777
Provision for uncovered loan and lease losses	29	1,159	1,851	1,413	2,409	1,188	5,450
Gross charge-offs
Commercial	571	656	293	1,482	859	1,227	1,640
Real estate - construction	0	0	1	0	0	0	0
Real estate - commercial	699	543	3,113	2,174	2,044	1,242	3,039
Real estate - residential	283	257	218	249	326	540	549
Installment	14	128	39	99	97	142	197
Home equity	383	544	706	411	591	927	1,292
Other	237	296	398	696	277	533	687
Total gross charge-offs	2,187	2,424	4,768	5,111	4,194	4,611	7,404
Recoveries
Commercial	580	39	194	92	67	619	386
Real estate - construction	0	0	46	490	0	0	136
Real estate - commercial	334	114	634	1,264	57	448	96
Real estate - residential	100	27	96	98	5	127	9
Installment	50	77	66	57	110	127	187
Home equity	37	103	136	95	225	140	277
Other	61	99	60	69	62	160	133
Total recoveries	1,162	459	1,232	2,165	526	1,621	1,224
Total net charge-offs	1,025	1,965	3,536	2,946	3,668	2,990	6,180
Ending allowance for uncovered loan and lease losses	$42,027	$43,023	$43,829	$45,514	$47,047	$42,027	$47,047

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.00%	0.24%	0.04%	0.59%	0.35%	0.11%	0.29%
Real estate - construction	0.00%	0.00%	(0.23)%	(2.09)%	0.00%	0.00%	(0.31)%
Real estate - commercial	0.10%	0.12%	0.66%	0.24%	0.55%	0.11%	0.42%
Real estate - residential	0.20%	0.26%	0.14%	0.17%	0.38%	0.23%	0.33%
Installment	(0.33)%	0.45%	(0.22)%	0.33%	(0.10)%	0.07%	0.04%
Home equity	0.37%	0.48%	0.60%	0.34%	0.40%	0.42%	0.56%
Other	0.61%	0.70%	1.20%	2.27%	0.90%	0.65%	1.24%
Total net charge-offs	0.11%	0.23%	0.41%	0.34%	0.45%	0.17%	0.38%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial	$7,077	$7,097	$7,934	$8,554	$12,925	$7,077	$12,925
Real estate - construction	223	223	223	1,099	1,104	223	1,104
Real estate - commercial	15,288	16,758	17,286	35,549	35,055	15,288	35,055
Real estate - residential	6,806	8,157	8,606	9,346	9,369	6,806	9,369
Installment	459	399	574	421	249	459	249
Home equity	2,565	2,700	2,982	2,871	2,813	2,565	2,813
Lease financing	0	0	0	86	496	0	496
Nonaccrual loans	32,418	35,334	37,605	57,926	62,011	32,418	62,011
Accruing troubled debt restructurings (TDRs)	12,607	13,400	15,094	16,278	12,924	12,607	12,924
Total nonperforming loans	45,025	48,734	52,699	74,204	74,935	45,025	74,935
Other real estate owned (OREO)	13,370	12,743	19,806	11,804	11,798	13,370	11,798
Total nonperforming assets	58,395	61,477	72,505	86,008	86,733	58,395	86,733
Accruing loans past due 90 days or more	256	208	218	265	158	256	158
Total underperforming assets	$58,651	$61,685	$72,723	$86,273	$86,891	$58,651	$86,891
Total classified assets	$103,799	$103,471	$110,509	$120,423	$129,832	$103,799	$129,832

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	129.64%	121.76%	116.55%	78.57%	75.87%	129.64%	75.87%
Nonperforming loans	93.34%	88.28%	83.17%	61.34%	62.78%	93.34%	62.78%
Total ending loans	1.15%	1.19%	1.25%	1.33%	1.39%	1.15%	1.39%
Nonperforming loans to total loans	1.23%	1.35%	1.50%	2.16%	2.22%	1.23%	2.22%
Nonperforming assets to
Ending loans, plus OREO	1.59%	1.70%	2.06%	2.50%	2.56%	1.59%	2.56%
Total assets	0.89%	0.95%	1.13%	1.38%	1.38%	0.89%	1.38%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	1.25%	1.33%	1.63%	2.03%	2.17%	1.25%	2.17%
Total assets	0.70%	0.74%	0.89%	1.12%	1.18%	0.70%	1.18%

(1) Nonaccrual loans include nonaccrual TDRs of $11.0 million, $14.6 million, $13.0 million, $13.0 million, and $19.9 million, as of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2014	2014	2013	2013	2013	2014	2013
PER COMMON SHARE
Market Price
High	$18.43	$18.20	$17.59	$16.47	$16.05	$18.43	$16.07
Low	$15.51	$15.98	$14.56	$14.89	$14.52	$15.51	$14.46
Close	$17.21	$17.98	$17.43	$15.17	$14.90	$17.21	$14.90

Average shares outstanding - basic	57,201,494	57,091,604	57,152,425	57,201,390	57,291,994	57,146,853	57,365,105
Average shares outstanding - diluted	57,951,636	57,828,179	57,863,433	58,012,588	58,128,349	57,890,268	58,206,503
Ending shares outstanding	57,718,317	57,709,937	57,533,046	57,702,444	57,698,344	57,718,317	57,698,344

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$640,237	$631,099	$624,850	$631,846	$630,819	$640,237	$630,819
Tier 1 Ratio	14.34%	14.42%	14.61%	15.26%	15.41%	14.34%	15.41%
Total Capital	$696,014	$685,926	$679,074	$684,363	$682,927	$696,014	$682,927
Total Capital Ratio	15.59%	15.67%	15.88%	16.53%	16.68%	15.59%	16.68%
Total Capital in excess of minimum
requirement	$338,848	$335,806	$336,982	$353,118	$355,435	$338,848	$355,435
Total Risk-Weighted Assets	$4,464,578	$4,376,505	$4,276,152	$4,140,561	$4,093,644	$4,464,578	$4,093,644
Leverage Ratio	9.99%	9.94%	10.11%	10.29%	10.12%	9.99%	10.12%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.78%	10.64%	10.63%	11.07%	11.08%	10.78%	11.08%
Ending tangible shareholders' equity to ending tangible assets	9.39%	9.23%	9.20%	9.60%	9.62%	9.39%	9.62%
Average shareholders' equity to average assets	10.79%	10.69%	11.23%	11.19%	11.15%	10.74%	11.12%
Average tangible shareholders' equity to average tangible assets	9.38%	9.27%	9.77%	9.71%	9.70%	9.33%	9.68%

REPURCHASE PROGRAM (1)
Shares repurchased	0	40,255	209,745	0	291,400	40,255	540,400
Average share repurchase price	N/A	$17.32	$16.39	N/A	$15.47	$17.32	$15.43
Total cost of shares repurchased	N/A	$697	$3,438	N/A	$4,508	$697	$8,339

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the second quarter, First Financial recognized approximately $0.6 million in accelerated discount on covered loans, net of the related adjustment on the FDIC indemnification asset. Accelerated discount is recognized when covered loans, which are recorded on the Company’s balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the covered loan portfolio. The majority of these loans are accounted for under FASB ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended June 30, 2014.

Table VII
	For the Three Months Ended June 30, 2014
	Average
(Dollars in thousands)	Balance	Yield

Loans, excluding covered loans [1]	$3,637,458	4.26%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	333,612	10.20%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	54,004	13.26%
FDIC indemnification asset [2]	33,987	(15.49)%
Total	$4,059,061	4.70%

Yield earned on total covered loans		10.63%
Yield earned on total covered loans and FDIC indemnification asset		8.52%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the
Company elected to treat under the cost recovery method of accounting

COVERED ASSETS
The following table presents the covered loan portfolio as of June 30, 2014, March 31, 2014 and June 30, 2013.

Table VIII
	As of
	June 30, 2014		March 31, 2014		June 30, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total
Commercial	$27,488	7.5%	$34,385	8.4%	$69,562	11.2%
Real estate - construction	2,021	0.6%	8,480	2.1%	9,647	1.6%
Real estate - commercial	208,338	57.0%	234,797	57.4%	389,282	62.6%
Real estate - residential	74,960	20.5%	77,768	19.0%	90,707	14.6%
Installment	4,415	1.2%	5,106	1.2%	7,057	1.1%
Home equity	46,100	12.6%	46,319	11.3%	53,214	8.6%
Other	2,281	0.6%	2,550	0.6%	2,796	0.4%
Total	$365,603	100.0%	$409,405	100.0%	$622,265	100.0%

As of June 30, 2014, 9.1% of the Company’s total loans were covered loans. During the second quarter, the total balance of covered loans decreased $43.8 million, or 10.7%, compared to the prior quarter. Included in the decrease in covered loan balances during the second quarter was a $21.2 million, or 24.4%, decline in the balance of covered loans classified as likely to exit resulting from the continued successful execution of resolution strategies.

Covered OREO decreased $3.6 million, or 15.7%, during the second quarter to $19.4 million as of June 30, 2014, as additions of $3.5 million were offset by resolutions and valuation adjustments of $7.1 million. The Company recognized a net loss on sales of covered OREO of $0.4 million during the quarter, which was offset by a corresponding increase in FDIC loss sharing income of approximately 80% of the net loss recognized.

As required under the loss sharing agreements, First Financial must file quarterly certifications with the FDIC on all covered loans. The payment of claims is subject to the FDIC’s review for compliance with the loss sharing agreements and to date, all certifications have been filed in a timely manner and without significant issues. The Company’s loss sharing agreements with the FDIC related to non-single-family loans expire during the third quarter 2014, while the agreements related to single-family loans expire in the third quarter 2019.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period’s provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended June 30, 2014 and for the trailing three quarters.

Table IX

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2013	2013
Balance at beginning of period	$10,573	$18,901	$23,259	$32,961
Provision for loan and lease losses - covered	(413)	(2,192)	(5,857)	5,293
Total gross charge-offs	(3,485)	(7,240)	(3,850)	(21,009)
Total recoveries	5,750	1,104	5,349	6,014
Total net (charge-offs) / recoveries	2,265	(6,136)	1,499	(14,995)
Ending allowance for loan and lease losses - covered	$12,425	$10,573	$18,901	$23,259

As a percentage of total covered loans, the allowance for loan losses totaled 3.40% as of June 30, 2014 compared to 2.58% as of March 31, 2014.

Net recoveries on covered loans during the second quarter were $2.3 million compared to net charge-offs of $6.1 million for the first quarter 2014. During the second quarter, the Company recognized negative provision expense of $0.4 million compared to negative provision expense of $2.2 million for the linked quarter. The difference between provision expense and net charge-offs / recoveries primarily relates to the quarterly re-estimation of cash flow expectations required under FASB ASC Topic 310-30.

In addition to the provision expense, the Company incurred loss sharing and covered asset expenses of $1.9 million, consisting primarily of credit and collection-related expenses as well as losses on the disposition of covered OREO. The FDIC loss sharing income of $1.1 million for the quarter represents the corresponding offset to provision expense, loss sharing and covered asset expenses for reimbursements due from the FDIC under loss sharing agreements.